Exhibit 21

SUBSIDIARIES OF ANR PIPELINE COMPANY

                                                                    State of
                                                                  Incorporation
                                                                  -------------

ANR Alliance Pipeline Company Canada, Inc......................     Canada
ANR Alliance Pipeline Company U.S., Inc........................     Delaware
ANR Atlantic Pipeline Company..................................     Delaware
ANR Capital Corporation........................................     Delaware
ANR Energy Conversion Company..................................     Michigan
ANR Iroquois, Inc..............................................     Delaware
   Subsidiary:
     ANR New England Pipeline Company..........................     Delaware
ANR Mayflower Company..........................................     Delaware
ANR Southern Pipeline Company..................................     Delaware
American Natural Offshore Company..............................     Delaware
   Subsidiaries:
     Texas Offshore Pipeline System, Inc.......................     Delaware
     Unitex Offshore Transmission Company......................     Delaware